                                                                     EXHIBIT 2.1

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------
                           AND PLAN OF REORGANIZATION
                           --------------------------



          THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on July 17, 1995 by and among GLOBAL DIAMOND RESOURCES INC., a British Columbia corporation ("Global Diamond"); WESTERN CAPITAL FINANCIAL CORPORATION, a Nevada corporation ("Western Capital"); and the stockholders of Global Diamond listed on the list of selling stockholders ("List of Selling Stockholders") attached as Exhibit "A" hereto and who have executed this Agreement ("Selling Stockholders").


                                R E C I T A L S
                                - - - - - - - -


          A. Western Capital has authorized capital stock consisting of 25,000,000 shares of common stock, $.001 par value ("Western Capital Common Stock"), and 10,000,000 shares of preferred stock, $.001 par value ("Western Capital Preferred Stock"). Western Capital has issued and outstanding 7,211,500 shares of Western Capital Common Stock and no shares of Western Capital Preferred Stock.

          B. Global Diamond has an authorized capitalization consisting of 50,000,000 shares no par value common stock ("Global Diamond Common Stock"). Global Diamond has issued and outstanding 4,415,000 shares of Global Diamond Common Stock. Global Diamond and Western Capital intend to solicit the persons on the list of Selling Stockholders such that this Agreement shall be executed by Selling Stockholders who own at least 90% of the issued and outstanding shares of Global Diamond Common Stock as of the Closing Date (as defined in Section 1.3), as set forth on the List of Selling Stockholders as it may be further amended on or before the Closing Date ("Offered Global Diamond Shares").

          C.  Prior to the Closing Date, Western Capital shall effect a 1 for
28.846 reverse split ("Reverse Split") of the issued and outstanding shares of Western Capital common stock.

          D. The Selling Stockholders wish to sell the Offered Global Diamond Shares and Western Capital wishes to acquire the Offered Global Diamond Shares, on the Closing Date, in exchange for the transfer to the Selling Stockholders of an aggregate of 4,750,000 shares (post-split) of Western Capital Common Stock ("Western Capital Shares"), subject to and upon the terms and conditions hereinafter set forth.

                               A G R E E M E N T
                               - - - - - - - - -

      It is agreed as follows:

      1.  SECURITIES PURCHASE AND REORGANIZATION.
          --------------------------------------

          1.1  Agreement to Exchange Securities.  Subject to and upon the terms
               --------------------------------
and conditions set forth herein, each Selling Stockholder agrees to sell, assign, transfer and deliver to Western Capital, and Western Capital agrees to purchase from each Selling Stockholder, on the Closing Date, the Offered Global Diamond Shares owned by the respective Selling Stockholder as set forth on the List of Selling Stockholders, in exchange for the transfer, on the Closing Date, by Western Capital to each Selling Stockholder a pro rata share of Western Capital Shares (i.e., an aggregate of 4,750,000 shares (post-split) of Western
                ----
Capital Common Stock). A Selling Stockholder's pro rata share of Western Capital Shares ("Pro Rata Share") shall be determined by multiplying the total number of Western Capital Shares (i.e., 4,750,000 shares (post-split) of Western
                                  ----
Capital Common Stock) by a fraction, the numerator of which is the total number of shares of Global Diamond Common Stock owned by the Selling Stockholder on the Closing Date and the denominator of which is the total number of shares of Global Diamond Common Stock issued and outstanding on the Closing Date.

          1.2  Instruments of Transfer.
               -----------------------

               (a)  Offered Global Diamond Shares.  The Selling Stockholders
                    -----------------------------
shall each deliver to Western Capital on the Closing Date the original certificate(s) evidencing the Offered Global Diamond Shares with such endorsements, assignments and other instruments of transfer, in form satisfactory to Western Capital and its counsel, in order to effectively vest in Western Capital all of the Selling Stockholders' right, title and interest in and to the Offered Global Diamond Shares. From time to time after the Closing Date, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as Western Capital may reasonably request in order to more effectively transfer to Western Capital the securities intended to be transferred hereunder.

               (b)  Western Capital Shares.  Western Capital shall deliver to
                    ----------------------
the Selling Stockholders on the Closing Date original certificates evidencing Western Capital Shares, in form and substance satisfactory to Global Diamond and its counsel, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Western Capital Shares. From time to time after the Closing Date, and without further consideration, Western Capital will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them Western Capital Shares.

          1.3  Closing.  The closing ("Closing") of the exchange of the Offered
               -------
Global Diamond Shares and Western Capital Shares shall take place at the offices of Bruck & Perry, A Professional Corporation, One Newport Place, Newport Beach, California 92660, at

10:00 a.m., local time, on July 17, 1995, or at such other time and place as may be agreed to by Global Diamond and Western Capital ("Closing Date"). Additional closings, upon substantially identical terms and conditions to those contained herein, may be held until all of the shares of Global Diamond Common Stock issued and outstanding as of the date of this Agreement have been exchanged for the Western Capital Shares. Unless otherwise stated, the initial closing and any additional closings shall be referred to herein as the "Closing;" however, the term "Closing Date" shall only refer to the initial Closing Date presently scheduled for July 17, 1995.

     2.  REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.  Each
         ----------------------------------------------------------
Selling Stockholder severally represents, warrants and covenants to and with Western Capital with respect to itself, as follows:

          2.1  Corporate Organization, Etc.  The Selling Stockholder, if a
               ---------------------------
corporation or partnership, is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          2.2  Power and Authority.  The Selling Stockholder has all requisite
               -------------------
corporate, partnership or individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All corporate, partnership or individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further corporate, partnership or other authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or
(iii) the availability of equitable remedies. The Selling Stockholder, if a corporation or partnership, represents that neither the execution, delivery nor performance of the Documents by the Selling Stockholder shall violate or result in a breach of any provisions of its articles of incorporation or bylaws, certificates of partnership or partnership agreements nor any statute, civil or criminal, of its jurisdiction of organization.

          2.3  Ownership of and Title to Securities.  The Selling Stockholder
               ------------------------------------
represents that the List of Selling Stockholders accurately sets forth the name, residence address and number of Global Diamond Common Stock owned by the Selling Stockholder. The Selling Stockholder represents that, except for the Global Diamond Common Stock, the Global Diamond Warrants (as defined in Section 3.2) or as disclosed on the Global Diamond Disclosure Schedule attached as Schedule 1 hereto ("Global Diamond Disclosure Schedule"), there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of Global Diamond held by the Selling

Stockholder. The Selling Stockholder represents that the Selling Stockholder has and will transfer to Western Capital good and marketable title to the Offered Global Diamond Shares which it owns as set forth on the List of Selling Stockholders, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws.

          2.4  No Governmental or Other Proceeding or Litigation.  The Selling
               -------------------------------------------------
Stockholder represents that, to his or her best knowledge, no order of any court or administrative agency is in effect which restrains or prohibits the Selling Stockholder from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of the Selling Stockholder's consummation of the transactions contemplated hereby.

          2.5  Approvals and Consents.  The Selling Stockholder represents that,
               ----------------------
to his or her best knowledge, there are no permits, consents, mandates or approvals of public authorities, either U.S. or foreign, federal, state or local, or of any third party necessary for the Selling Stockholder's consummation of the transactions contemplated hereby, except such consents, mandates or approvals as may be required under applicable U.S. federal and state securities laws which shall be obtained by the Selling Stockholder prior to the Closing Date.

          2.6  Brokerage.  The Selling Stockholder represents that no broker or
               ---------
finder has acted directly or indirectly for the Selling Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Selling Stockholder.

          2.7  Global Diamond as Representative on Behalf of the Selling
               ---------------------------------------------------------
Stockholders. The Selling Stockholder hereby appoints Global Diamond as the
------------
Selling Stockholder's representative and attorney-in-fact to execute, in the name and on behalf of the Selling Stockholder, and deliver to Western Capital appropriate stock powers in order to transfer to Western Capital the Selling Stockholder's ownership in the Offered Global Diamond Shares in accordance with
Section 1.2(a).

          2.8  Investment and Related Representations.
               --------------------------------------

               (a)  Western Capital Shares as Regulation S or "Restricted"
                    ------------------------------------------------------
Securities. The Selling Stockholder is aware that neither the Western Capital Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. The Selling Stockholder further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other U.S. or foreign regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Selling Stockholder by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming.
The Selling Stockholder acknowledges that the Western Capital Shares are being offered alternatively pursuant to Regulation S under the Securities Act and certain exemptions from Section 5 of the Securities Act. The Selling Stockholder acknowledges that, except as otherwise disclosed on the Global Diamond Disclosure Schedule, it is not a "U.S. person" as defined by Rule 902(o) under the Securities Act, a copy of which has been provided to each Selling Stockholder, and that it is not acquiring the Western Capital Shares for the account or benefit of any "U.S. person." The Selling Stockholder understands that to the extent Regulation S does not apply to Western Capital's issuance of Western Capital Shares to the Selling Stockholder, the Western Capital Shares will be characterized as "restricted" securities under U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Selling Stockholder represents that the Selling Stockholder is familiar in general with Rule 144 under the Securities Act (which provides generally for a two year holding period and limitations on the amount of "restricted" securities that can be sold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. The Selling Stockholder agrees that the Selling Stockholder will not sell all or any portion of Western Capital Shares except in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Selling Stockholder understands that each certificate for Western Capital Shares issued to the Selling Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.8(a) and that Western Capital shall refuse to transfer the Western Capital Shares except in accordance with such restrictions.

               (b)  Investment Representation.  This Agreement is made with the
                    -------------------------
Selling Stockholder in reliance upon the Selling Stockholder's representation to the other parties to this Agreement, which by the Selling Stockholder's execution of this Agreement the Selling Stockholder hereby confirms, that the Western Capital Shares to be received by the Selling Stockholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless in accordance with Regulation S, pursuant to an effective registration statement or exemption under the Securities Act.

               (c)  No Public Solicitation.  The Selling Stockholder is
                    ----------------------
acquiring the Western Capital Shares after private negotiation and has not been attracted to the acquisition of the Western Capital Shares by any press release, advertising or publication.

               (d)  Access to Information. The Selling Stockholder believes it
                    ---------------------
has received all of the information it considers necessary or appropriate for deciding whether to acquire the Western Capital Shares, including, but not limited to the copies of the following materials: (i) Western Capital Financial Statements (as defined in Section 4.4) and (ii) the Global Diamond Financial Statements (as defined in Section 3.4). The Selling Stockholder further represents that it has had an opportunity to ask questions of, and to receive answers from, Western Capital and Global Diamond regarding Western Capital and Global Diamond, their businesses and prospects, and the Western Capital Shares.

               (e)  Investor Sophistication and Ability to Bear Risk of Loss.
                    --------------------------------------------------------
The Selling Stockholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Western Capital Shares. The Selling Stockholder acknowledges that it is able to protect its interests in connection with the acquisition of the Western Capital Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Selling Stockholder's financial condition. The Selling Stockholder otherwise has such knowledge and experience in financial or business matters that the Selling Stockholder is capable of evaluating the merits and risks of the investment in the Western Capital Shares.

      3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF GLOBAL DIAMOND.
          -----------------------------------------------------------

          Global Diamond represents, warrants and covenants to and with Western Capital as follows:

          3.1  Corporate Organization, Etc.  Global Diamond is a British
               ---------------------------
Columbia corporation duly organized, validly existing and in good standing under the laws of British Columbia and is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of Global Diamond. Global Diamond has delivered or prior to the Closing Date will deliver to Western Capital complete and correct copies of its Certificate of Incorporation or Articles, as amended, certified by the Secretary of Global Diamond to be complete and correct. Global Diamond owns all of the issued and outstanding securities of Global Diamond (Pty), Ltd., a South African corporation ("Global-SA"), and 50% of the outstanding securities of Zaire Diamond Partners, LLC, a California limited liability company ("Zaire Partners"). Other than Global-SA and Zaire Partners, Global Diamond has no subsidiaries or equity ownership in any other entities.

          3.2  Capitalization.  The authorized, issued, outstanding and reserved
               --------------
capitalization of Global Diamond is as recited in the recitals to this Agreement, except for the issued and outstanding warrants ("Global Diamond Warrants") to purchase up to 550,000 shares of Global Diamond Common Stock, copies of which have been provided to Western Capital. All issued and outstanding shares of Global Diamond Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares of Global Diamond Common Stock have been issued in violation of the preemptive rights of any past or present stockholders. Except as set forth in the recitals to this Agreement, in this Section 3.2, or in the Global Diamond Disclosure Schedule, no warrants, options, subscriptions, calls, commitments or other rights or agreements of any kind issued, granted or entered into by Global Diamond for the purchase, issuance or sale of, or security exchangeable for or convertible into, any authorized shares of Global Diamond Common Stock is outstanding or otherwise exists and no authorized unissued shares of Global Diamond Common Stock are reserved for any purpose. The Selling Stockholders are the only holders of Global Diamond Common Stock and, to the best knowledge of Global Diamond, the List of Selling Stockholders accurately sets forth the names and residence addresses and number of Global Diamond Common Stock owned by the Selling Stockholders.

          3.3  Corporate Power and Authority.  Global Diamond has all requisite
               -----------------------------
corporate power and authority to own or lease all of its properties and assets, to operate its properties and assets and to carry on its businesses as now conducted. Global Diamond has all requisite corporate power and authority to enter into and to carry out all of the terms of the Documents. The execution, delivery and performance of the Documents has been duly authorized and approved by vote of the Board of Directors of Global Diamond. All corporate action on the part of Global Diamond and its shareholders necessary for the authorization, execution, delivery and performance of the Documents by Global Diamond has been taken and no further corporate authorization on the part of Global Diamond is required to consummate the transactions provided for in the Documents. Global Diamond has furnished or on or before the Closing Date will furnish Western Capital with certified copies of all corporate resolutions or consents relating to the execution, delivery and performance of the Documents. When executed and delivered by Global Diamond, the Documents shall constitute the valid and legally binding obligation of Global Diamond enforceable in accordance with their respective terms subject to the qualification and limitation that procedural and remedial rights of the other parties may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies. Neither the execution, delivery nor performance of the Documents by Global Diamond shall violate or result in a breach of any provisions of Articles of Incorporation or Bylaws, as amended. Except where such violation or breach would not adversely affect the performance by Global Diamond of its obligations hereunder and would not have a material adverse effect on the business or condition, financial or otherwise, of Global Diamond, neither the execution, delivery nor performance of the Documents by Global Diamond shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which Global Diamond or any of its properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

          3.4  Financial Statements.  Global Diamond has delivered to Western
               --------------------
Capital its unaudited consolidated balance sheets as of May 31, 1995 (the "Global Diamond Balance Sheet"). The Global Diamond Balance Sheet has been prepared in accordance with the books of account and records of Global Diamond, is complete and correct and fairly and accurately presents the financial position of Global Diamond as of the date indicated, contains and reflects adequate reserves for all accrued and contingent liabilities and for all anticipated losses, and has been prepared in accordance with good accounting practices.

          3.5  Absence of Undisclosed Liabilities.  Global Diamond has no
               ----------------------------------
material liabilities or material obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which were not reflected in the Global Diamond Balance Sheet as of the relevant date as a liability or by adequate reserves therefor (or, in the case of contingent liabilities, reflected in the notes thereto) or in the Global Diamond Disclosure Schedule.

          3.6  Absence of Adverse Changes.  Except as disclosed in the Global
               --------------------------
Diamond Disclosure Schedule or Global Diamond Balance Sheet, since May 31, 1995, there has not been any material adverse change in the assets, properties, financial condition, or business or operations of Global Diamond.

          3.7  Tax Matters.  All foreign, federal, state, county, local and
               -----------
other taxes, including without limitation, income taxes, corporate franchise taxes, property and ad valorem taxes, sales and use taxes, license and payroll taxes, which are now due and payable by Global Diamond have been paid or are provided for on the Global Diamond Balance Sheet and Global Diamond has timely filed all tax returns and reports required to be filed by it with all foreign or federal taxing authorities and with all state, county and local taxing authorities in those states in which Global Diamond has qualified to do business. No unpaid assessments or deficiencies have been made or threatened against Global Diamond and no examination is pending by the Internal Revenue Service or any other taxing authority with respect to any of the tax returns or reports mentioned above in this Section 3.7.

          3.8  Personal Property.  Except as set forth on the Global Diamond
               -----------------
Disclosure Schedule or in the Global Diamond Balance Sheet, Global Diamond has good, marketable and indefeasible title to all its personal property and assets (tangible and intangible), free and clear of all mortgages, pledges, security interests, liens, claims, charges, restrictions and encumbrances.

          3.9  Real Property.  Global Diamond owns no real property and there is
               -------------
no contract under which Global Diamond is obligated or has an option to acquire, dispose of or lease any such interest.

          3.10  Accounts and Notes Receivable.  Except as set forth on the
                -----------------------------
Global Diamond Disclosure Schedule, all accounts and notes receivable of Global Diamond as reflected in the Global Diamond Balance Sheet represent bona fide claims against debtors and are current and collectible except for those accounts receivable which are uncollectible and for which adequate and sufficient reserves have been made.

          3.11  Permits and Other Operating Rights.  Except as disclosed in the
                ----------------------------------
Global Diamond Disclosure Schedule, Global Diamond currently possesses all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign, federal, state and local governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to own or lease its properties and assets and to operate its business in the manner in which it is intended.

          3.12  Contracts and Commitments.  The Global Diamond Disclosure
                -------------------------
Schedule contains an accurate and complete list and identification of all contracts, agreements or other commitments of Global Diamond involving in excess of $5,000.

          3.13  Defaults.  Except as set forth on the Global Diamond Disclosure
                --------
Schedule or in the Global Diamond Balance Sheet, there is no default in any obligation to be performed by Global Diamond under any contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound or affected. Except where such default would not and can not reasonably be expected to have a material adverse affect on the business or condition, financial or otherwise, of Global Diamond, Global Diamond has not received notice of and is not in default in any respect with respect to any order of any court, regulatory agency or other governmental agency.

          3.14  Employee Benefit Plans.  Global Diamond has no "employee benefit
                ----------------------
plans" (as defined in Section 3(3) of ERISA) or any other deferred compensation plans and/or bonus plans.

          3.15  Labor Matters.  The relations of Global Diamond with its
                -------------
employees are good in all material respects.

          3.16  Litigation.  The Global Diamond Disclosure Schedule sets forth
                ----------
an accurate and complete list and description of all actions, proceedings or investigations, threatened or pending, by or against Global Diamond before any court, governmental agency, regulatory authority or arbitrator. Except as set forth on the Global Diamond Disclosure Schedule or in the Global Diamond Balance Sheet, there is no litigation at law or in equity, and no proceeding before any governmental agency pending against Global Diamond or to which Global Diamond is a party, or threatened against Global Diamond, or affecting any business, property or assets of Global Diamond or the right of Global Diamond to carry on its businesses as now conducted or as intended to be conducted by Global Diamond. Except as set forth on the Global Diamond Disclosure Schedule or in the Global Diamond Financial Information, Global Diamond has not received notice of, nor to the knowledge of Global Diamond is Global Diamond in violation of any law or order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality materially affecting the business operations of Global Diamond.

          3.17  Approvals and Consents.  Except for (i) such consents or
                ----------------------
approvals as may be required under applicable U.S. federal and state securities laws which shall be obtained prior to the Closing Date as provided in Section
5.1 or (ii) as set forth on the Global Diamond Disclosure Schedule, and provided Selling Stockholders holding at least 90% of the outstanding Global Diamond Common Stock execute this Agreement, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required in connection with the execution, delivery and performance of this Agreement by Global Diamond.

          3.18  Other Information.  No portion of this Agreement as it relates
                -----------------
to Global Diamond is false or misleading in any material respect or omits to state a fact required to be stated therein or necessary in order to make any of the statements therein not misleading in any material respect in light of the circumstances under which they were made.

      4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF WESTERN CAPITAL.
          ------------------------------------------------------------
Western Capital represents, warrants and covenants to and with Global Diamond and the Selling Stockholders as follows:

          4.1  Corporate Organization, Etc.  Western Capital is a corporation
               ---------------------------
duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of Western Capital. Western Capital has delivered or prior to the Closing Date will deliver to Global Diamond complete and correct copies of the articles of incorporation, as amended, bylaws, as amended, and minutes of Western Capital since incorporation, certified by the secretary thereof to be complete and correct. As of the date of this Agreement, Western Capital is the owner of all issued and outstanding shares of the common stock of Western Capital Leasing Corporation, a California corporation ("Western Leasing"). Other than Western Leasing, Western Capital has no other subsidiaries or equity ownership in any other entity.

          4.2  Capitalization.  The authorized, issued, outstanding and reserved
               --------------
capital stock of Western Capital is as recited in the recitals to this Agreement. All issued and outstanding shares of capital stock of Western Capital have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares have been issued in violation of the preemptive rights of any past or present shareholder. Except as set forth in the Western Capital Disclosure Schedule attached hereto as
Schedule 2 ("Western Capital Disclosure Schedule"), no warrants, options, subscriptions, calls, commitments or other rights or agreements of any kind issued, granted or entered into by Western Capital for the purchase, issuance or sale of, or security exchangeable for or convertible into, any shares of such authorized capital stock is outstanding or otherwise exists and no authorized unissued shares of Western Capital are reserved for any purpose.

          4.3  Corporate Power and Authority.  Western Capital has all requisite
               -----------------------------
corporate power and authority to own or lease all of its properties and assets, to operate its properties and assets and to carry on its businesses as now conducted. Western Capital has all requisite corporate power and authority to enter into and to carry out all of the terms of the Documents. The execution, delivery and performance of the Documents has been duly authorized and approved by vote of Western Capital board of directors without dissent. All corporate action on the part of Western Capital, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Documents by Western Capital will have been taken and no further corporate authorization on the part of Western Capital will be required to consummate the transactions provided for in the Documents. Western Capital has furnished or on or before the Closing Date will furnish Global Diamond with certified copies of all corporate resolutions or consents relating to the execution, delivery and performance of the Documents. When executed and delivered by Western Capital, the Documents shall constitute the valid and legally binding obligation of Western Capital enforceable in accordance with their respective terms subject to the qualification and limitation that the other parties procedural and remedial rights may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies. Neither the execution, delivery nor performance of the Documents by Western Capital shall violate or result in a breach of any provisions of Western Capital's articles of incorporation or bylaws. Except where such violation or breach would not adversely affect the performance by Western Capital of its obligations hereunder and would not have a material adverse effect on the business or condition, financial or otherwise, of Western Capital, neither the execution, delivery nor performance of the Documents by Western Capital shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which Western Capital or any of its properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

          4.4  Financial Statements.  Western Capital has furnished to Global
               --------------------
Diamond and the Selling Stockholders an unaudited balance sheet of Western Capital only as of May 31, 1995 (the "Western Capital Balance Sheet"). The Western Capital Balance Sheet has been prepared in accordance with the books of account and records of Western Capital, is complete and correct and fairly and accurately presents the financial position of Western Capital as of the date indicated, contains and reflects adequate reserves for all accrued and contingent liabilities and for all anticipated losses, and has been prepared in accordance with good accounting practices and on a basis consistent with prior periods.

          4.5  Absence of Undisclosed Liabilities.  Western Capital has no
               ----------------------------------
material liabilities or material obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and whether or not the primary obligation of Western Leasing, which are not reflected in the balance sheets included in the Western Capital Balance Sheet as of the relevant date as a liability or by adequate reserves therefor (or, in the case of contingent liabilities, reflected in the notes thereto) or in the Western Capital Disclosure Schedule.

          4.6  Absence of Adverse Changes.  Except as disclosed in the Western
               --------------------------
Capital Disclosure Schedule or the Western Capital Balance Sheet, since May 31, 1995 there has not been any material adverse change in the assets, properties, financial condition, or business or operations of Western Capital.

          4.7  Tax Matters.  All foreign, federal, state, county, local and
               -----------
other taxes, including without limitation, income taxes, corporate franchise taxes, property and ad valorem taxes, sales and use taxes, license and payroll taxes, which are now due and payable by Western Capital have been paid or are provided for on the Western Capital Balance Sheet and Western Capital has timely filed all tax returns and reports required to be filed by it with all foreign or federal taxing authorities and with all state, county and local taxing authorities in those states in which Western Capital has qualified to do business. No unpaid assessments or deficiencies have been made or threatened against Western Capital and no examination is pending by the Internal Revenue Service or any other taxing authority with respect to any of the tax returns or reports mentioned above in this Section 4.7.

          4.8  Personal Property.  Except for its ownership of the issued and
               -----------------
outstanding common shares of Western Leasing, Western Capital has no personal property and there is no contract under which Western Capital is obligated or has an option to acquire, dispose of legal personal property.

          4.9  Real Property.  Western Capital owns no real property and there
               -------------
is no contract under which Western Capital is obligated or has an option to acquire, dispose of or lease real property.

          4.10  Accounts and Notes Receivable.  All accounts and notes
                -----------------------------
receivable of Western Capital as reflected on the Western Capital Balance Sheet represent bona fide claims against debtors for sales or other charges actually made in the ordinary course of business and are current and collectible except for those accounts receivable which are uncollectible and for which adequate and sufficient reserves have been made on the Western Capital Balance Sheet.

          4.11  Permits and Other Operating Rights.  Western Capital currently
                ----------------------------------
possesses all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign, federal, state and local governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to operate its businesses in the manner in which they presently are being conducted, except where the absence thereof would not have a material adverse effect on the business or condition, financial or otherwise, of Western Capital.

          4.12  Contracts and Commitments.  Western Capital has no contracts,
                -------------------------
agreements, instruments, indentures or other commitments of Western Capital involving in excess of $500. There are no persons holding powers of attorney from Western Capital.

          4.13  Employee Benefit Plans; ERISA.  Western Capital has no plans
                -----------------------------
which are "employee benefit plans" (as defined in Section 3(3) of ERISA) or any other deferred compensation plans or bonus plans.

          4.14  Labor Matters.  Western Capital has no employees, other
                -------------
than Weston J. Coolidge and Gerald E. Fox.

          4.15  Insurance.  Western Capital has no insurance policies.
                ---------

          4.16  Litigation.  The Western Capital Disclosure Schedule sets forth
                ----------
an accurate and complete list and description of all actions, proceedings or investigations, threatened or pending, by or against Western Capital or Western Leasing before any court, governmental agency, regulatory authority or arbitrator. Except as set forth on the Western Capital Disclosure Schedule, there is no litigation at law or in equity, and no proceeding before any governmental agency pending against Western Capital or Western Leasing or to which Western Capital or Western Leasing is a party, or threatened against Western Capital or Western Leasing, or affecting any business, property or assets of Western Capital or Western Leasing or the right of Western Capital or Western Leasing to carry on its businesses as now conducted or as intended to be conducted by Western Capital or Western Leasing. Neither Western Capital nor Western Leasing has received notice of, nor to their knowledge in violation of any law or order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality materially affecting the business operations of Western Capital or Western Leasing (including, without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights legislation and occupational health and safety legislation).

          4.17  Issuance of Western Capital Securities.  All of the Western
                --------------------------------------
Capital Shares to be issued to the Selling Stockholders pursuant to this Agreement when delivered to the Selling Stockholders in accordance with the terms of this Agreement will be duly authorized and issued, free and clear of all pledges, security interests, mortgages, liens or other encumbrances, except for restrictions under applicable federal and state securities laws.

          4.18  Approvals and Consents.  There are no permits, consents or
                ----------------------
approvals of public authorities, federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby, except such consents or approvals as may be required under applicable federal and state securities laws which shall be obtained by Western Capital prior to the Closing Date as provided in Section 5.1.

          4.19  Other Information.  No portion of the Documents (which includes
                -----------------
all schedules and exhibits) furnished or to be furnished by Western Capital or any of its authorized representatives to Global Diamond or the Selling Stockholders or any of their representatives is false or misleading or omits to state a fact required to be stated therein or necessary in order to make any of the statements therein not misleading in light of the circumstances under which they were made.

     5.  CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.
         ------------------------------------------------

         5.1  Approvals and Consents.
              ----------------------

              (a)  In General.  The parties hereto shall each use all reasonable
                   ----------
best efforts to obtain, and shall not take any action which jeopardizes obtaining, the necessary approvals and consents of other persons and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement.

              (b)  Selling Stockholders Compliance With Securities Laws.  Each
                    ----------------------------------------------------
Selling Stockholder shall take such actions as shall be required in order to exempt the offer and sale of the Offered Global Diamond Shares to Western Capital from the registration and prospectus delivery requirements under the Securities Act and to register or qualify or exempt from registration and qualification requirements the offer and sale of the Offered Global Diamond Shares to Western Capital under applicable foreign and state securities laws.

              (c)  Global Diamond and Western Capital Compliance With Securities
                   -------------------------------------------------------------
Laws.  Western Capital shall cooperate with Global Diamond in taking such
----
actions as shall be required in order to comply with Regulation S under the Securities Act or exempt the offer and sale of the Western Capital Shares to the Selling Stockholders from the registration and prospectus delivery requirements under the Securities Act and to register or qualify or exempt from registration and qualification requirements the offer and sale of the Western Capital Shares to the Selling Stockholders under applicable foreign and state securities laws.

         5.2  Survival of Representations and Warranties.
              ------------------------------------------

              (a)  Global Diamond and Selling Stockholders.  The
                   ---------------------------------------
representations and warranties of Global Diamond and the Selling Stockholders made herein shall not be affected by any information furnished to, or investigations made by Western Capital or any of its employees or representatives in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for a period of four (4) years after the Closing Date.

              (b)  Western Capital.  The representations and warranties of
                   ---------------
Western Capital made herein shall not be affected by any information furnished to, or investigations made by, Global Diamond or the Selling Stockholders, or any of their employees or representatives, in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for period of four
(4) years after the Closing Date.

         5.3  Conduct of Business Prior to the Closing Date.  From the date
              ---------------------------------------------
hereof until the Closing Date, Global Diamond and Western Capital shall each act as follows, except as otherwise expressly consented to by the other in writing, which consent shall not be unreasonably withheld, except such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby:

              (a)  Notification.  Global Diamond and Western Capital shall each
                   ------------
immediately notify the other of any material breaches of the representations and warranties or any material nonfulfillment of the covenants, agreements or obligations of it or, in the case of Global Diamond, the Selling Stockholders contained herein or of any developments which could materially or adversely affect the value of the Offered Global Diamond Shares or Western Capital Shares. Without limiting the foregoing, Global Diamond and Western Capital shall each immediately notify the other of (1) any unexpected emergency or other material change in the normal course of business or in the operation of its properties,
(2) the instigation of or any material development in any litigation or regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) in which Global Diamond is named as a party, and (3) budgets, capital expenditures and material decisions involving its material properties or assets. Global Diamond and Western Capital shall each keep the other fully informed of such events and permit its representatives access to all materials prepared in connection therewith.

              (b)  Forbearance.  From the effective date hereof to the Closing
                   -----------
Date, Global Diamond and Western Capital shall not, without the prior written consent of the other, which consent shall not be unreasonably withheld, except for such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby: (1) amend its articles of incorporation or bylaws; (2) issue any shares of capital stock or securities convertible into any such securities or enter into any agreement or commitment with respect to the issuance or purchase of any such securities; (3) declare, pay or set aside for payment any dividend or distribution in respect to any securities, or redeem, purchase or otherwise acquire any securities any options, warrants or other rights to purchase or subscribe to any securities; (4) make or contract for any capital investment, capital expenditure, capital addition or capital improvement; (5) negotiate with any person other than the other concerning any merger, disposition of all or substantially all of its business, properties, or assets, any tender offer, acquisition or other business combination, other than the transactions provided for in this Agreement; (6) organize any new subsidiary, acquire any capital stock or other debt or equity securities of any corporation, enter into any partnership or joint venture or acquire any equity or ownership interest in any business; or (7) take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused a material breach of the representations and warranties of it set forth herein.

         5.4  Access.  Each of the parties hereto may, prior to the Closing
              ------
Date, through its respective representatives, make such reasonable investigation as is permitted by the laws of its respective jurisdiction of organization of the property, records and the financial condition of the other parties hereto as it reasonably deems necessary or advisable to assure itself of the accuracy of the representations and warranties of the other parties hereto and compliance by the other parties hereto with all agreements and conditions to be satisfied by them. Such investigation shall be done at reasonable times and under reasonable circumstances. Each party shall each keep confidential in the same manner in which it preserves its own confidential information any information so obtained which is not otherwise publicly available or ascertainable and to which it has been given access by another party, subject to applicable reporting and disclosure requirements under applicable foreign, federal and state laws, including without limitation securities laws. Nothing in this Section 5.4 shall be deemed to constitute a waiver by any party, or an agreement of any party to waive, with respect to any document, any claim of attorney-client privilege or legal or contractual privilege or requirement of confidentiality; provided, however, that the party claiming such privilege or requirement shall identify to the extent it is legally permitted the subject matter thereof to the party seeking such document.

          5.5  Indemnification.
               ---------------

               (a)  Indemnification by Western Capital.  Western Capital
                    ----------------------------------
agrees to indemnify, defend and hold harmless Global Diamond and the Selling Stockholders against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that Global Diamond or the Selling Stockholders shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Western Capital in this Agreement, the schedules or exhibits hereto or in any other Document furnished by Western Capital under this Agreement.

               (b)  Indemnification by Global Diamond.  Global Diamond agrees to
                    ---------------------------------
indemnify, defend and hold harmless Western Capital against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that Western Capital shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach of nonfulfillment of any of the representations, warranties, covenants or agreements made by Global Diamond in this Agreement, the schedules or exhibits hereto or in any other Document furnished by Global Diamond under this Agreement.

               (c)  Procedures; Rights to Separate Counsel.  In the event any
                    --------------------------------------
party receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this
Section 5.5, the party claiming indemnification shall promptly notify the indemnifying part of such complaint, notice, claim or action, and such indemnifying party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party, unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall an indemnifying party be obligated to indemnify another party for any settlement of any claim or action effected without the indemnifying party's prior written consent.

          5.6  Recapitalization and Charter Amendments.  Prior to the initial
               ---------------------------------------
Closing, Western Capital will obtain director and stockholder approval of: (a) this Agreement and the transactions contemplated hereby; (b) the Reverse Split;
(c) the change in the corporate
name of Western Capital to "Global Diamond Resources, Inc.;" (d) such amendments to the Bylaws and Articles of Incorporation of Western Capital as may be reasonably requested by Global Diamond; and (e) the election of a new board of directors of Western Capital, namely Johann de Villiers, Kenneth MacLeod and John Tyson to the Board of Directors of Western Capital effective upon and subject to the initial Closing.

          5.7  Sale of Western Leasing.  Prior to the initial Closing, Western
               -----------------------
Capital shall obtain all necessary director and stockholder approval of, and shall carry out and effect, the sale of all outstanding shares of the common stock of Western Leasing presently owned by Western Capital to Weston J. Coolidge. The sale of Western Leasing to Mr. Coolidge shall be approved by a majority of the shares entitled to vote on the matter excluding those shares held or controlled by Mr. Coolidge.

          5.8  Replacement of Global Diamond Warrants.  At the Closing, Western
               --------------------------------------
Capital shall deliver to the holders of the Global Diamond Warrants, in consideration of their cancellation of the Global Diamond Warrants, warrants (the "Western Capital Warrants") to purchase an aggregate of 550,000 shares of Western Capital Common Stock on the terms and subject to the conditions set forth in the Global Diamond Warrants.

     6.  REGISTRATION RIGHTS.
         -------------------

         6.1  Definitions.  As used in this Section 6, the following terms have
              -----------
the meanings indicated:

         "Designated Holder" means each of the Selling Stockholders and any transferee of any of them to whom Registrable Securities have been transferred, other than a transferee to whom such securities have been transferred pursuant to a registration statement under the Act or Rule 144 under the Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Selling Stockholders" shall include any Person to whom Registrable Securities are transferred by any of them.

         "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Registrable Securities" mean each of the following: (a) the Western Capital Shares, or (b) any shares of Western Capital Common Stock issued or issuable by Western Capital with respect to the Western Capital Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Western Capital Common Stock issuable upon conversion, exercise or exchange thereof.

         6.2  Securities Subject to this Agreement.
              ------------------------------------

              (a) Registrable Securities. For the purposes of this Section 6,
                  ----------------------
Registrable Securities will cease to be Registrable Securities when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

              (b) Holders of Registrable Securities. A Person is deemed to be a
                  ---------------------------------
holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If Western Capital receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, then Western Capital may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Section 6.

         6.3  Demand Registration.
              -------------------

              (a) Request for Demand Registration.  At any time after the
                  -------------------------------
Closing Date and expiring two (2) years from the Closing Date, the Selling Stockholders holding more than 50% of the Registrable Securities then held by all of the Selling Stockholders may make a written request for registration (such Designated Holders making such request being deemed to be "Initiating Holders") of Registrable Securities under the Securities Act, and under the securities or blue sky laws of any jurisdiction reasonably designated by such holder or holders (a "Demand Registration"); provided, Western Capital will not be required to effect more than one Demand Registration at the request of the Selling Stockholders pursuant to this Section 6.3. For purposes of the preceding sentence, two or more registration statements filed in response to one demand shall be counted as one registration statement. Such request for a Demand Registration shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, Western Capital shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within 15 days after the receipt of such request, Western Capital shall give written notice thereof to all other Designated Holders holding Registrable Securities (the "Non-Initiating Holders") and include in such registration all Registrable Securities held by a Designated Holder with respect to which Western Capital has received written requests for inclusion therein within 15 days of the receipt by such Designated Holder of such written notice. Each such request shall specify the number of Registrable Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired. Unless Designated Holders holding the majority of the Registrable Securities to be included in the Demand Registration consent in writing, no other party, including Western Capital (but not including any other Designated Holder), shall be permitted to offer securities under any such Demand Registration.

          (b) Effective Demand Registration. A registration shall not constitute
              -----------------------------
a Demand Registration until it has become effective and remains continuously effective until the earlier of (i) the date of sale of all Registrable Securities registered thereunder or (ii) 90 days from the effective date. Western Capital shall use its best efforts to cause any such Demand Registration to become effective not later than 60 days after it receives a request under
Section 6.3(a) hereof.

          (c) Expenses. Western Capital shall pay all Registration Expenses (as
              --------
defined in Section 6.4(d)), other than underwriting discounts and commissions in connection therewith, whether or not such Demand Registration becomes effective; provided, however, that each Designated Holder participating in such Demand Registration shall bear the costs of its own legal counsel.

          (d) Underwriting Procedures. If Initiating Holders holding a majority
              -----------------------
of the Registrable Securities held by all such Initiating Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Underwriter selected in accordance with Section 6.3(e). In such event, if the Underwriter advises Western Capital in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse affect on the success of such offering, Western Capital shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Underwriter may be sold without any such material adverse affect and shall reduce, first as to any stockholders who are the Non-Initiating Holders as a group and then as to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Designated Holder in such registration.

          (e) Selection of Underwriters. If any Demand Registration of
              -------------------------
Registrable Securities is in the form of an underwritten offering, the Initiating Holders holding a majority of the Registrable Securities held by all such Initiating Holders shall, in their discretion, select and obtain an investment banking firm to act as the managing underwriter of the offering (the "Underwriter").

     6.4  Registration Procedures.
          -----------------------

          (a) Obligations of Western Capital. Whenever registration of
              ------------------------------
Registrable Securities has been requested pursuant to Section 6.3, Western Capital shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, Western Capital shall, as expeditiously as possible:

              (i) diligently use its best efforts to prepare and file with the SEC a registration statement on any form for which Western Capital then qualifies of which counsel for Western Capital shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, Western Capital shall (A) provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as hereinafter defined) with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller:

          (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that Western Capital shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.4, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Western Capital to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

          (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and Western Capital shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Underwriter or Western Capital Underwriter, if any, selected as provided in Sections 6.3) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Western Capital and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Western Capital's and its subsidiaries, officers, directors and employees, and the independent public accountants of Western Capital, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that Western Capital determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the information in such records has been made generally available to the public other than through a breach of the confidentiality requirement set forth above. Each Seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is required by any court of competent jurisdiction, give notice to Western Capital and allow Western Capital, at Western Capital's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (ix) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a "cold comfort" letter from Western Capital's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

          (x) use its best efforts to furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing Western Capital for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

          (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act:

          (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Western Capital are then listed, provided, that the applicable listing requirements are satisfied;

          (xiii) keep each seller of Registrable Securities advised in writing as to the initiation and progress of any registration under Section 6.3 hereunder;

          (xiv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

          (xv) use best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

      (b) Seller Information. Western Capital may require each seller of
          ------------------
Registrable Securities as to which any registration is being effected to furnish to Western Capital such information regarding the seller and the distribution of such securities as Western Capital may from time to time reasonably request in writing.

      (c) Notice to Discontinue. Each Designated Holder of Registrable
          ---------------------
Securities agrees that, upon receipt of any notice from Western Capital of the happening of any event of the kind described in Section 6.4(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(a)(vi) and, if so directed by Western Capital, such Designated Holder shall deliver to Western Capital (at Western Capital's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If Western Capital shall give any such notice, Western Capital shall extend the period during which such registration statement shall be maintained effective pursuant to this Section 6.4 (including without limitation the period referred to in Section 6.4(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.4(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6.4(a)(vi).

              (d) Registration Expenses. Western Capital shall pay all expenses
                  ---------------------
(other than as set forth in Section 6.5(c)) arising from or incident to the performance of, or compliance with, this Section 6, including without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to Western Capital and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by Western Capital (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained (which insurance Western Capital agrees to use its best efforts to obtain upon the reasonable request of any seller of Registrable Securities) retained in connection with any Demand Registration pursuant to the terms of this Section 6, regardless of whether such registration statement is declared effective. All of the expenses described in this Section 6 are referred to herein as "Registration Expenses."

          6.5 Indemnification; Contribution
              -----------------------------

              (a) Indemnification by Western Capital. Western Capital agrees to
                  ----------------------------------
indemnify, to the fullest extent permitted by law, each Designated Holder, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if Western Capital shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Western Capital by such Designated Holder expressly for use therein. Western Capital shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

          (b) Indemnification by Designated Holders. In connection with any
              -------------------------------------
registration statement in which a Designated Holder is participating pursuant to
Section 6.3 hereof, each such Designated Holder shall furnish to Western Capital in writing such information with respect to such Designated Holder as Western Capital may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each Designated Holder agrees to indemnify, to the fullest extent permitted by law, Western Capital, any underwriter retained by Western Capital and their respective directors, officers, employees and each Person who controls Western Capital or such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as the foregoing indemnity from Western Capital to the Designated Holders, but only with respect to any such information furnished in writing by such Designated Holder; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this
Section 6.5(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the registration statement or prospectus relates.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to
              --------------------------------------
indemnification hereunder (the "Indemnification Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Section 6; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless
(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

              (d) Contribution. If the indemnification provided for in this
                  ------------
Section 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 6.5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         6.6  Rule 144.  Western Capital covenants that, from and after the
              --------
date that Western Capital has a class of equity securities registered under the Exchange Act, it shall (i) file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder; and
(ii) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. Western Capital shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

     7.  CONDITIONS TO GLOBAL DIAMOND AND SELLING STOCKHOLDERS.  The
         -----------------------------------------------------
obligations of Global Diamond and the Selling Stockholders, hereunder are subject to the fulfillment on or before the Closing Date, of the following conditions (any of which may be waived in writing by Global Diamond as representative on behalf of the Selling Stockholders):

          7.1  Representations and Warranties, Etc.  The representations and
               -----------------------------------
warranties of Western Capital contained herein shall have been true and correct in all material respects when made and as of the Closing Date, except as affected by actions taken after the date hereof with the prior written consent of Global Diamond as representative on behalf of the Selling Stockholders.

          7.2  Performance of Covenants.  Western Capital shall have performed
               ------------------------
and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with, or executed by it prior to or on the Closing Date, including, but not limited to, those matters set forth in Sections 5.6 and 5.7.

          7.3  No Governmental or Other Proceeding or Litigation.  No order of
               -------------------------------------------------
any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          7.4  Approvals and Consents.  All permits, consents or approvals of
               ----------------------
applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          7.5  Selling Stockholder Approval.  The holders of at least ninety
               ----------------------------
percent (90%) of the shares of Global Diamond Common Stock issued and outstanding as of the Closing Date shall have approved this Agreement and the transactions contemplated hereby, and shall have delivered to Western Capital instruments of transfer for such shares of Global Diamond Common Stock in form and substance reasonably satisfactory to both Western Capital and its counsel and Global Diamond and its counsel as shall be necessary to effectively transfer all of the Selling Stockholders' right, title and interest in such shares of Global Diamond Common Stock to Western Capital.

          7.6  Western Capital Stockholder Approval.  The holders of the
               ------------------------------------
outstanding shares of the Western Capital Common Stock shall have approval, in accordance with Nevada General Corporation Law (i) Western Capital's issuance of Western Capital Shares in exchange for the Offered Global Diamond Shares, (ii) the Reverse Split; (iii) the Amendment to Western Capital's Articles of Incorporation; (iv) the election of the Global Diamond Nominees to Western Capital's board of directors; and (v) the sale of Western Leasing to Weston J. Coolidge in accordance with Section 5.7.

          7.7  Delivery of Instruments of Transfer.  Western Capital shall have
               -----------------------------------
delivered to Global Diamond as representative on behalf of the Selling Stockholders certificates evidencing Western Capital Shares and agreements representing the Western Capital Warrants.

          7.8  Certificate.  The chief executive officer, chief financial
               -----------
officer and secretary of Western Capital shall have delivered to Global Diamond as representative on behalf of the Selling Stockholders a certificate certifying as of the Closing Date the matters set forth in Section 7.1 and 7.2.

      8.  CONDITIONS TO THE OBLIGATIONS OF WESTERN CAPITAL.  The obligations
          ------------------------------------------------
of Western Capital hereunder are subject to the fulfillment on or before the Closing Date, of the following conditions (any of which may be waived in writing by Western Capital):

          8.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of Global Diamond and the Selling Stockholders contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

          8.2  Performance of Covenants.  Global Diamond and the Selling
               ------------------------
Stockholders shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by them prior to or on the Closing Date.

          8.3  Instruments of Transfer.  The Selling Stockholders shall have
               -----------------------
delivered to Western Capital instruments of transfer for at least 90% of the then outstanding shares of Global Diamond Common Stock of Global Diamond in form and substance reasonably satisfactory to Western Capital and its counsel as shall be necessary to effectively transfer all of the Selling Stockholders' right, title and interest in such shares of Global Diamond Common Stock to Western Capital.

          8.4  No Governmental or Other Proceeding or Litigation.  No order of
               -------------------------------------------------
any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          8.5  Approvals and Consents.  All permits, consents or approvals of
               ----------------------
applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          8.6  Certificate.  The Chief Executive Officer, Chief Financial
               -----------
Officer and Secretary of Global Diamond shall have delivered to Western Capital a certificate certifying as of the Closing Date the matters set forth in Sections 8.1 and 8.2.

      9.  MISCELLANEOUS.
          -------------

          9.1  Cumulative Remedies.  Any Person having any rights under any
               -------------------
provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

          9.2  Successors and Assigns.  The rights and obligations of the
               ----------------------
parties under this Agreement shall not be assignable without the written consent of Global Diamond and Western Capital and any such purported assignment with their written consent shall be void ab initio. Except as otherwise expressly
                                    -- ------
provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          9.3  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

          9.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

          9.5  Notices.  Any approvals, consents or notices required or
               -------
permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

      If to Global Diamond or the        Global Diamond Resources, Inc.
      Selling Stockholders ((Global      836 Prospect Street, Suite 2B
      Diamond being designated for       La Jolla, California 92037
      such purpose as representative     Attn:  Johann de Villiers
      on behalf of the Selling           Chief Executive Officer
      Stockholder):

      with a copy to:                    Bruck & Perry
                                         A Professional Corporation
                                         One Newport Place, Tenth Floor
                                         Newport Beach, California  92660
                                         Attn:  Daniel K. Donahue, Esq.


     If to Western Capital:              Western Capital Financial Corporation
                                         39899 Balentine Drive, Suite 145
                                         Newark, California  94560
                                         Attn:  Weston J. Coolidge
                                                President

     with a copy to:                     Law Offices of Richard K.
                                         Dickson, II, Esq.
                                         1100 Quail Street, Suite 114
                                         Newport Beach, California  92660
                                         Attn:  Richard K. Dickson, II, Esq.

          9.6  Governing Law.  The validity, meaning and effect of this
               -------------
Agreement and the other Documents shall be determined in accordance with the laws of California applicable to contracts made and to be performed in that state.

          9.7  Schedules and Exhibits.  All schedules and exhibits are an
               ----------------------
integral part of this Agreement.

          9.8  Litigation Costs.  If any legal action or any arbitration or
               ----------------
other proceeding is brought for the enforcement of this Agreement or the other Documents, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          9.9  Specific Performance.  Each party's obligation under this
               --------------------
Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance and the parties each expressly waive the defense that a remedy in damages will be adequate.

          9.10  Entire Agreement.  This Agreement constitutes the entire
                ----------------
agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


                              "Western Capital"

                              WESTERN CAPITAL FINANCIAL CORPORATION
                              a Nevada corporation


                              By:
                                 -----------------------------------
                                Weston J. Coolidge, President


                              "Global Diamond"

                              GLOBAL DIAMOND RESOURCES INC.,
                              a British Columbia corporation


                              By:
                                 -----------------------------------
                                 Johann de Villiers, Chief Executive Officer



            [Signatures of Selling Stockholders Appear on Exhibit A]

                                   EXHIBIT A

                          LIST OF SELLING STOCKHOLDERS
                          ----------------------------

                                                                   NUMBER OF SHARES OF
                                                                      GLOBAL DIAMOND
                                                                       COMMON STOCK
   NAME AND ADDRESS OF                                                   OWNED BY
   SELLING STOCKHOLDER                  SIGNATURE                   SELLING STOCKHOLDER
----------------------------------------------------------------------------------------
Banque Von Ernst & Cie SA              By:_______________________         150,000
40, Rue du Rhone                          Isabelle Cuonat
1204 Geneva  Switzerland

C.M.F. Campbell-Birkett                                                    33,000
Rockbank, Mugdock Rd.                  __________________________
Milngavie, Glasgow                     C.M.F. Campbell-Birkett
G62 8PB, Scotland

J.A. de Villiers Family Trust                                             100,000
836 Prospect, Suite 2B                 __________________________
La Jolla, California  92037               Johann de Villiers

Esperanto Investment Group                                                100,000
2937 Palmerston Avenue                 By:_______________________
West Vancouver, B.C.                        Ray Saadien
V7V 2X2

Euroswiss Securities Limited                                              200,000
8 Queensway House                      By:_______________________
Queen Street, St. Helier                   Graeme A. Witts
Jersey, JE2 4WD  Channel Islands

Goddard Trustees (Jersey) Limited                                         467,000
P.O. Box 344, Osprey House              By:______________________
5 Old Street, St. Helier                     Robert Clifford
Jersey, JE4 8UZ  Channel Islands

Nikolee Pauline de Villiers                                                25,000
836 Prospect, Suite 2B                 ___________________________
La Jolla, California  92037            Nikolee Pauline de Villiers

Hedy Hartmann                                                              50,000
3194 Mathers Avenue                    ___________________________
West Vancouver, BC                            Hedy Hartmann
V7V 2K5

India Minerals, Inc.                                                      300,000
P.O. Box 48800                         ___________________________
2100-1111 West Georgia Street                    H. Visons
Vancouver, BC  V7X 1K9

J & D Holdings, Ltd.                                                       50,000
3488 King George Highway               By:________________________
Surrey, BC  V4P 1A8                            James Taylor

Simon Lawrence                                                            25,000
39 The Sunny Road                      ___________________________
Enfield, Middlesex                           Simon Lawrence
EN3 5EF, England

Lawrence E. Miklossy                                                       25,000
301-1263 Barclay Street                ___________________________
Vancouver, BC                             Lawrence E. Miklossy
V6E 1H5

Pyrox Holdings S.A.                                                       120,000
Im Glockenacker 50                      By:_______________________
8053 Zurich Switzerland                       G. Rutschmann

Royal Bank of Scotland                                                    120,000
Talstrasse 82                            By:______________________
8001 Zurich  Switzerland                      Ernst Pernet

Clare Saadien                                                             200,000
2937 Palmerston Avenue                   _________________________
West Vancouver, BC                              Clare Saadien
V7V 2X2


Barr Saunders                                                             100,000
4 Villa Rosa, 1223 West 7th Ave.         __________________________
Vancouver, BC                                    Barr Saunders
V6H 1B7

Weir International Limited                                              2,350,000
Pasca Estate, Road Town                   _________________________
Tortola, British Virgin Islands                 Richard Tucker

                                   SCHEDULE 1

                       GLOBAL DIAMOND DISCLOSURE SCHEDULE
                       ----------------------------------


Section 2.8(a)
--------------

     The J.A. de Villiers Family Trust and Nikolee Pauline de Villiers are "U.S. persons" as defined by Rule 902(o) under the Securities Act of 1933.

                                   SCHEDULE 2

                      WESTERN CAPITAL DISCLOSURE SCHEDULE
                      -----------------------------------